Exhibit 99.1

SUBSCRIPTION AGREEMENT

ADVENTO, INC.

8 Jiang gang Qu, Ste 402

Hangzhou, China 310000

Tel: 011-86-13083976291

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing ____________ shares of Common Stocks of Advento Inc. (the “Company”) at a price of $0.05 per Share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: Advento, Inc.

Executed this ____ day of _________________, 20____.

___________________________________                     _________________________________

___________________________________                     Signature of Purchaser

___________________________________

Address of Purchaser

___________________________________

Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

____________     X  $0.05    =    US$ __________

Number of Shares Purchased                               Total Subscription Price

Form of Payment:       Cash: _________   Check: __________   Other: ____________________

Advento, Inc.

By: _______________________________

Title: _____________________________